Exhibit 10.1
STOCK PURCHASE AGREEMENT

by and among

Linkwell Corporation
(Parent Company of Linkwell Tech Group, Inc.)

Linkwell Tech Group, Inc.
(Parent Company of Shanghai Likang Disinfectant Hi-Tech Co.,Ltd)

Shanghai Likang Disinfectant Hi-Tech Co.,Ltd
(Acquiror)

Inner Mongolia Wuhai Chengtian Chemical Co., Ltd.
(Acquiree)

and the seller

Honglin Li

(35% Shareholder of Inner Mongolia Wuhai Tianchneg Chemical Co., Ltd.)

December 21, 2009

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into this 21th day of December, 2009, by and among Linkwell Corporation, a Florida corporation ("Linkwell"), Linkwell Tech Group, Inc., a Florida corporation and wholly-owned subsidiary of Linkwell ("Linkwell Tech"), Shanghai Likang Disinfectant Hi-Tech Co.,Ltd, a Chinese company and wholly owned subsidiary of Linkwell Tech(“Likang Disinfectant”) , Inner Mongolia Wuhai Chengtian chemical co.,Ltd., a Chinese company ("Wuhai Chengtian" or the "Company"), and Honglin Li, an individual, who owns a 35% equity interest in Wuhai Chengtian (hereinafter shall be referred to as the "Shareholder").

RECITALS:

A.   Honglin Li owns 35% of the issued and outstanding shares of the capital stock of Wuhai Chengtian.

B.   Likang Disinfectant is  willing to  acquire 35% of the issued and  outstanding capital stock of Wuhai Chengtian, making Wuhai Chengtian a subsidiary of Likang Disinfectant, and the Shareholder  desires to exchange 35% of the shares of Wuhai Chengtian capital stock for ￥3,150,000 RMB and 4,000,000 restricted shares of Linkwell  Corporation  authorized  but unissued  shares of Common Stock as hereinafter provided.

C.   Wuhai Chengtian is doing business in China and related  territories with an address of No. 1104 Jiatang Road, Jiading District, Shanghai, China 201807.

D.   It is the  intention of the parties  hereto that:  (i) Likang Disinfectant shall acquire  35%  of the  issued  and  outstanding  capital  stock  of  Wuhai Chengtian in exchange for￥3,150,000 RMB and 4,000,000 restricted shares of Linkwell Corporation authorized but unissued  Common Stock as set forth below (the  "Exchange"); and (ii) the Exchange is intended to qualify as a transaction  in securities  exempt from  registration  or  qualification  under the Securities Act of 1933, as amended,  (the "Act") and under the applicable securities laws of the state or jurisdiction where the Shareholder resides.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

SECTION 1.  EXCHANGE OF SHARES

1.1 Exchange of Shares. Wuhai Chengtian and the Shareholder hereby agree that the Shareholder shall, on December 21, 2009 (the “Closing Date”), exchange 35% of his issued and outstanding shares of the capital stock of Wuhai Chengtian (the “Wuhai Chengtian Shares”) for ￥3,150,000 RMB and 4,000,000 newly issued shares of Linkwell Common Stock, $.001 par value (the "Linkwell Shares").

1.2 Delivery of Shares. On the Closing Date, the Shareholder will deliver to Likang Disinfectant the certificates representing the Wuhai Chengtian Shares, duly endorsed (or with executed stock powers) so as to make Likang Disinfectant the 35% owner of Wuhai Chengtian and Likang Disinfectant shall deliver to the Shareholder or its nominee the Linkwell Shares.

1.3 Investment Intent. The 4,000,000 newly issued shares of Linkwell common stock have not been registered under the Securities Act of 1933, as amended, (the “Act”) and may not be resold unless the Linkwell Shares are registered under the Act or an exemption from such registration is available. The Shareholder represents and warrants that he is acquiring the Linkwell Shares for their own account, for investment, and not with a view to the sale or distribution of such Shares. Each certificate representing the Linkwell Shares will have a legend thereon incorporating language as follows:

"The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). The shares have been acquired for investment and may not be sold or transferred in the absence of an effective Registration Statement for the shares under the Act unless in the opinion of counsel satisfactory to Linkwell Corporation, registration is not required under the Act."

1.4. Conditions Precedent. Completion of the Exchange shall be conditional upon (a) Likang Disinfectant completing a review of the financial, trading and legal position of Wuhai Chengtian; (b) Wuhai Chengtian has obtained all the necessary consent, authorization and approval from the relevant regulatory authorities, its board of directors and/or its shareholders;

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF WUHAI CHENGTIAN AND THE SHAREHOLDERS

Wuhai Chengtian and the Shareholder hereby represent and warrant as follows:

2.1 Organization and Good Standing; Ownership of Shares. Wuhai Chengtian is a corporation duly organized, validly existing and in good standing under the laws of China, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted. Wuhai Chengtian is duly licensed or qualified and in good standing as a Chinese company where the character of the properties owned by it or the nature of the business transacted by it make such licenses or qualifications necessary. There are no outstanding subscriptions, rights, options, warrants or other agreements obligating either Wuhai Chengtian or the Shareholders to issue, sell or transfer any stock or other securities of Wuhai Chengtian. Wuhai Chengtian does not have any subsidiaries.

2.2 Ownership of Capital Stock. The Shareholder is the beneficial owners of record and beneficially of 51% of the shares of capital stock of Wuhai Chengtian, all of which shares are free and clear of all rights, claims, liens and encumbrances, and have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement.

2.3 Financial Statements, Books and Records. There has been previously delivered to Linkwell the unaudited balance sheet of Wuhai Chengtian as of October 31, 2009 (the "Balance Sheet"). The Balance Sheet is true and accurate and fairly represents the financial position of Wuhai Chengtian as at such date, and has been prepared in accordance with generally accepted accounting principles consistently applied.

2.4 No Material Adverse Changes.  Since the date of the Balance Sheet on October 31, 2009 there has not been:

(i) any material adverse change in the assets, operations, condition (financial or otherwise) or prospective business of Wuhai Chengtian;

(ii) any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of Wuhai Chengtian, whether or not covered by insurance;

(iii) any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of Wuhai Chengtian capital stock;

(iv) any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by Wuhai Chengtian of any properties or assets; or

(v) adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

2.5 Taxes. Wuhai Chengtian has prepared and filed all appropriate tax returns for all periods prior to and through the date hereof for which any such returns have been required to be filed by it and has paid all taxes shown to be due by said returns or on any assessments received by it or has made adequate provision for the payment thereof.

2.6 Compliance with Laws. Wuhai Chengtian has complied with all state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business of Wuhai Chengtian.

2.7  No Breach.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

(i) violate any provision of the Articles of Incorporation or By-Laws of Wuhai Chengtian;

(ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which Wuhai Chengtian is a party or by or to which it or any of its assets or properties may be bound or subject;

(iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Wuhai Chengtian, or upon the properties or business of Wuhai Chengtian; or

(iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a materially adverse effect on the business or operations of Wuhai Chengtian.

2.8 Actions and Proceedings. There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving Wuhai Chengtian.

2.9 Brokers or Finders. No broker's or finder's fee will be payable by Wuhai Chengtian in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by Wuhai Chengtian or the Shareholder.

2.10  Real Estate.  Wuhai Chengtian neither owns real property nor is a party to any leasehold agreement.

2.11 Tangible Assets. Wuhai Chengtian has full title and interest in all machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, owned or leased by Wuhai Chengtian, any related capitalized items or other tangible property material to the business of Wuhai Chengtian (the "Tangible Assets"). Wuhai Chengtian holds all rights, title and interest in all the Tangible Assets owned by it on the Balance Sheet or acquired by it after the date of the Balance Sheet, free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances. All of the Tangible Assets are in good operating condition and repair taking into account the age of the tangible assets and subject to fair wear and tear, and are usable in the ordinary course of business of Wuhai Chengtian and conform to all applicable laws, ordinances and governmental orders, rules and regulations relating to their construction and operation.

2.12 Liabilities. Wuhai Chengtian does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any other governmental charge or lawsuit (all of the foregoing collectively defined to as
"Liabilities"), which were not fully, fairly and adequately reflected on the Balance Sheet. As of the Closing Date, Wuhai Chengtian will not have any Liabilities, other than Liabilities fully and adequately reflected on the Balance Sheet, except for Liabilities incurred in the ordinary course of business.

2.13 Operations of Wuhai Chengtian. From the date of the Balance Sheet on October 31, 2009 and through the Closing DateWuhai Chengtian has not:
(i) incurred any indebtedness for borrowed money;

(ii) declared or paid any dividend or declared or made any distribution of any kind to any shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares in its capital stock;

(iii) made any loan or advance to any shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance otherwise than in the ordinary course of business;

(iv) except in the ordinary course of business, incurred or assumed any indebtedness or liability (whether or not currently due and payable);

    (v) disposed of any assets of Wuhai Chengtian except in the ordinary course of business;

(vi) materially increased the annual rate of compensation of any executive employee of Wuhai Chengtian;

    (vii) increased, terminated, amended or otherwise modified any plan for the benefit of employees of Wuhai Chengtian;

    (viii) issued any equity securities or rights to acquire such equity securities; or

    (ix) except in the ordinary course of business, entered into or modified any contract, agreement or transaction.

2.14 Capitalization. Wuhai Chengtian has registered ￥9 million RMB in capital. Neither Wuhai Chengtian nor the Shareholder has granted, issued or agreed to grant, issue or make available any warrants, options, subscription rights or any other commitments of any character relating to the issued or unissued shares of capital stock of Wuhai Chengtian except the Exchange pursuant to this Agreement.

2.15 Full Disclosure. No representation or warranty by Wuhai Chengtian or the Shareholder in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to Wuhai Chengtian pursuant hereto or in connection with the negotiation, execution or performance of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the businesses of Wuhai Chengtian.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF Likang Disinfectant

Likang Disinfectant hereby represents and warrants to Wuhai Chengtian and the Shareholder as follows:

3.1 Organization and Good Standing. Likang Disinfectant is a corporation, duly organized, validly existing and in good standing under the laws of China, and is the wholly owned subsidiary of Linkwell Tech. Linkwell Tech is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted. Linkwell Tech is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

3.2 The Linkwell Shares. The Linkwell Shares to be issued to the Shareholders have been or will have been duly authorized by all necessary corporate and stockholder actions and, when so issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.

3.3 Financial Statements; Books and Records. There has been previously delivered to Wuhai Chengtian, the audited balance sheet of Likang Disinfectant as of December 31, 2008 (the "Balance Sheets") and the related statements of operations for the periods then ended (the "Financial Statements"). The Financial Statements are true and accurate and fairly represent the financial position of Likang Disinfectant as at such dates and the results of its operations for the periods then ended, and have been prepared in accordance with generally accepted accounting principles consistently applied.

3.4  No Material Adverse Changes.  Since the date of the Linkwell Balance Sheet on December 31, 2008, there has not been:

(i)      any material adverse change in the assets, operations, condition (financial or otherwise) or prospective business of Likang Disinfectant;

(ii) any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of Likang Disinfectant, whether or not covered by insurance;

(iii) any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of Likang Disinfectant 's capital stock;

(iv) any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by Likang Disinfectant or Linkwell of any properties or assets; or

(v) adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

3.5 Taxes. Likang Disinfectant and Linkwell have prepared and filed all appropriate tax returns for all periods prior to and through the date hereof for which any such returns have been required to be filed by it and has paid all taxes shown to be due by said returns or on any assessments received by it or has made adequate provision for the payment thereof.

3.6 Compliance with Laws. Likang Disinfectant has complied with all state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business of Likang Disinfectant.

3.7  No Breach.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

(i) violate any provision of the Articles of Incorporation or By-Laws of Likang Disinfectant;

(ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which Likang Disinfectant is a party or by or to which it or any of its assets or properties may be bound or subject;

(iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Likang Disinfectant or upon the properties or business of Likang Disinfectant; or

(iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a material adverse effect on the business or operations of Likang Disinfectant.

3.8 Actions and Proceedings. There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving Likang Disinfectant.

3.9 Brokers or Finders. No broker's or finder's fee will be payable by Likang Disinfectant in connection with the transactions contemplated by this agreement, nor will any such fee be incurred as a result of any actions by Likang Disinfectant.

3.10 Assets. Likang Disinfectant has full title and interest in all machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, owned or leased by Likang Disinfectant, any related capitalized items or other tangible property material to the business of Likang Disinfectant (the "Tangible Assets"). Likang Disinfectant holds all rights, title and interest in all the Tangible Assets owned by it on the Balance Sheet or acquired by it after the date of the Balance Sheet, free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances. All of the Tangible Assets are in good operating condition and repair taking into account the age of the tangible assets and subject to fair wear and tear, and are usable in the ordinary course of business of Likang Disinfectant and conform to all applicable laws, ordinances and governmental orders, rules and regulations relating to their construction and operation.

3.11 Liabilities. Likang Disinfectant does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any other governmental charge or lawsuit (all of the foregoing collectively defined to as "Liabilities"), which were not fully, fairly and adequately reflected on the Balance Sheet. As of the Closing Date, Likang Disinfectant will not have any Liabilities, other than Liabilities fully and adequately reflected on the Likang Disinfectant Balance Sheet or Linkwell balance sheet dated December 31, 2008, except for Liabilities incurred in the ordinary course of business.

3.12 Operations of Likang Disinfectant.  Except as set forth on Schedule 3.12 hereto, from the date of the Balance Sheet on October 31, 2009 and through the Closing Date Likang Disinfectant has not:

(i) incurred any indebtedness for borrowed money;

(ii) declared or paid any dividend or declared or made any distribution of any kind to any shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares in its capital stock;

(iii) made any loan or advance to any shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance otherwise than in the ordinary course of business;

(iv) except in the ordinary course of business, incurred or assumed any liability (whether or not currently due and payable);

(v) disposed of any assets of Likang Disinfectant except in the ordinary course of business;

(vi) materially increased the annual level of compensation of any executive employee of Likang Disinfectant;

(vii) increased, terminated amended or otherwise modified any plan for the benefit of employees of Likang Disinfectant;

(viii) issued any equity securities or rights to acquire such equity securities; or

(ix) except in the ordinary course of business, entered into or modified any contract, agreement or transaction.

3.13 Authority to Execute and Perform Agreements. Likang Disinfectant has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully their obligations hereunder. This Agreement has been duly executed and delivered and is the valid and binding obligation of Likang Disinfectant, enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors' rights. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the performance by Likang Disinfectant of this Agreement, in accordance with its respective terms and conditions will not:

(i) require the approval or consent of any governmental or regulatory body, the Stockholders of Likang Disinfectant, or the approval or consent of any other person;

(ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with any notice or lapse of time or both would constitute) a default under, any order, judgment or decree applicable to Likang Disinfectant, or any instrument, contract or other agreement to which Likang Disinfectant is a party or by or to which Likang Disinfectant is bound or subject; or

(iii) result in the creation of any lien or other encumbrance on the assets or properties of Likang Disinfectant.

3.14 Delivery of Periodic Reports. Likang Disinfectant has provided Wuhai Chengtian and the Shareholder with Linkwell’s Form 10-K Annual Report for the fiscal year ended December 31, 2008 and Form 10-Q for the quarterly period ended September 30, 2009 (the “Periodic Reports”). All reports filed pursuant to Exchange Act of 1934 as amended are complete and correct in all material respects. All material contracts relative to LINKWELL are included in the Periodic Reports. All material contracts and commitments for the provision or receipt of services or involving any obligation on the part of Likang Disinfectant are included as exhibits to such periodic reports or are listed on Schedule 3.14 hereto.

3.15 Full Disclosure. No representation or warranty by Likang Disinfectant in this Agreement or in any document or schedule to be delivered by it pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to Wuhai Chengtian or the Shareholder pursuant hereto or in connection with the execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the business of Likang Disinfectant.

SECTION 4.  COVENANTS

4.1 Corporate Examinations and Investigations. Prior to the Closing Date, the parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation of the assets, properties, business and operations, books, records and financial condition of the other as they each may reasonably require. No investigation by a party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the other party under this Agreement.

4.2 Expenses. Each party hereto agrees to pay its own costs and expenses incurred in negotiating this Agreement and consummating the transactions described herein.

4.3 Further Assurances. The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.
4.4 Confidentiality. In the event the transactions contemplated by this Agreement are not consummated, each of the parties hereto agree to keep confidential any information disclosed to each other in connection therewith for a period of one (1) year from the date hereof; provided, however, such obligation shall not apply to information which:

(i) at the time of disclosure was public knowledge;

(ii) after the time of disclosure becomes public knowledge (except due to the action of the receiving party);

(iii) the receiving party had within its possession at the time of disclosure.

(iv) the disclosure of which is required by law, the SEC or other competent authority; and

(v) which at the time of disclosure by one party written consents have been obtained from the other parties.

SECTION 5.  CONDITIONS PRECEDENT TO THE OBLIGATION OF WUHAI TIANCHENG TO CLOSE

The obligation of Wuhai Chengtian to enter into and complete this Agreement is subject, at the option of Wuhai Chengtian, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by Wuhai Chengtian in writing.

5.1 Representations and Covenants. The representations and warranties of Wuhai Chengtian and the Shareholder contained in this Agreement shall be true in all material respects on and as of the Closing Date. Wuhai Chengtian and the Shareholder shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Wuhai Chengtian and the Shareholder on or prior to the Closing Date. Wuhai Chengtian and the Shareholder shall have delivered to Likang Disinfectant, if requested, a certificate, dated the Closing Date, to the foregoing effect.

5.2 Governmental Permits and Approvals; Corporate Resolutions. Any and all permits and approvals from any governmental or regulatory body required for the lawful consummation of the Closing shall have been obtained. The Board of Directors of Wuhai Chengtian shall have approved the transactions contemplated by this Agreement and Wuhai Chengtian shall have delivered to Likang Disinfectant, if requested by Likang Disinfectant, resolutions by its Board of Directors, certified by the Secretary of Wuhai Chengtian, authorizing the transactions contemplated by this Agreement.

5.3 Satisfactory Business Review. Wuhai Chengtian shall have satisfied itself, after Likang Disinfectant and its representatives have completed the review of the business of Wuhai Chengtian contemplated by this Agreement, that none of the information revealed thereby or in the Balance Sheet has resulted in, or in the reasonable opinion of Likang Disinfectant may result in, a material adverse change in the assets, properties, business, operations or condition (financial or otherwise) of Wuhai Chengtian.

5.4 Certificate of Good Standing. Wuhai Chengtian shall provided to Likang Disinfectant a certificate of good standing dated 10 business days after the Closing Date to the effect that Wuhai Chengtian is in good standing under the laws of its jurisdictions of incorporation.

5.5 Stock Certificates: At the Closing, the Shareholders will deliver the certificates representing the Wuhai Chengtian Shares, duly endorsed (or with executed stock powers).

5.6 Other Documents. Wuhai Chengtian and the Shareholder shall have delivered such other documents, instruments and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement or which may be reasonably requested in furtherance of the provisions of this Agreement.

SECTION 6. CONDITIONS PRECEDENT TO THE OBLIGATION OF WUHAI CHENGTIAN AND SHAREHOLDER TO CLOSE

The obligation of Wuhai Chengtian and the Shareholder to enter into and complete the agreement is subject, at the option of Wuhai Chengtian and the Shareholder, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived in writing by Likang Disinfectant.

6.1 Representations and Covenants. The representations and warranties of Likang Disinfectant contained in this Agreement shall be true in all material respects on the Closing Date. Likang Disinfectant shall have performed and complied with all covenants and agreements required by the Agreement to be performed or complied with by Likang Disinfectant on or prior to the Closing Date. Likang Disinfectant will deliver to Wuhai Chengtian and the Shareholder, if requested, a certificate, dated the Closing Date and signed by an executive officer of Likang Disinfectant, to the foregoing effect within 10 business days after the closing.

6.2 Governmental Permits and Approvals; Corporate Resolutions. Any and all permits and approvals from any governmental or regulatory body required for the lawful consummation of the Agreement shall have been obtained. The Board of Directors of Likang Disinfectant shall have approved the transactions contemplated by this Agreement, and Likang Disinfectant will deliver to Shareholders, if requested, resolutions by their Board of Directors certified by the Secretary of Likang Disinfectant authorizing the transactions contemplated by this Agreement within 10 business days after the closing.

6.3 Third Party Consents. All consents, permits and approvals from parties to any contracts, loan agreements or other agreements with Likang Disinfectant which may be required in connection with the performance by Likang Disinfectant of their obligations under such contracts or other agreements after the Closing shall have been obtained.

6.4 Satisfactory Business Review. Wuhai Chengtian and the Shareholder shall have satisfied themselves, after Wuhai Chengtian, the Shareholder and their representatives and advisers have completed the review of business of Likang Disinfectant and the information provided hereby or in connection herewith, or following any discussions with management or representatives of Likang Disinfectant that none of the information revealed thereby has resulted in or in the reasonable opinion of Likang Disinfectant may result in a material adverse change in the assets, properties, business, operations or condition (financial or otherwise) of Likang Disinfectant.

6.5 Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the transactions contemplated hereby or to seek damages or a discovery order in connection with such transactions, or which has or may in the reasonable opinion of Wuhai Chengtian and the Shareholder, have a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of Linkwell.
6.6 Certificate of Good Standing. Wuhai Chengtian and the Shareholder shall receive a certificate of good standing within 10 business days after the Closing Date to the effect that Likang Disinfectant is in  good standing under the laws of its jurisdictions of incorporation.

6.7 Stock Certificates. At the Closing, the Shareholder shall receive certificates representing the Linkwell Shares to be received pursuant hereto and subject to the conditions previously described within 10 business days.

6.8 Other Documents. Likang Disinfectant shall have delivered such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement or which may be reasonably requested in furtherance of the provisions of this Agreement.

SECTION 7.  INDEMNIFICATION

7.1 Obligation of Likang Disinfectant to Indemnify. Subject to the limitations on the survival of representations and warranties contained in Section 7.3, Likang Disinfectant hereby agrees to indemnify, defend and hold harmless Wuhai Chengtian and the Shareholder from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' fees and disbursements) (a "Loss") based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of Likang Disinfectant contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

7.2 Obligation of Wuhai Chengtian and the Shareholder to Indemnify. Subject to the limitations on the survival of representations and warranties contained in Section 7.3, Wuhai Chengtian and the Shareholder agree to indemnify, defend and hold harmless Likang Disinfectant from and against any Loss, based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement made by any of them and contained in this Agreement or in any document or other writing delivered pursuant to thisAgreement.

Section 7.3. Survivability of Representations and Warranties. All of the representations and warranties included in Sections 2 and 3 hereof shall survive the Closing Date for a period of eighteen (18) months.

SECTION 8.  THE CLOSING

The Closing shall take place not later than December 21, 2009. At the Closing, the parties shall provide each other with such documents as may be necessary or appropriate in order to consummate the transactions contemplated hereby including evidence of due authorization of the Agreement and the transactions contemplated hereby.

SECTION 9.  MISCELLANEOUS

9.1 Waivers. The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no event constitute waiver as to any future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

9.2 Amendment. This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

9.3     Assignment.  This Agreement is not assignable except by operation of law.

9.4     Notices.  Until otherwise specified in writing, the mailing addresses of both parties of this Agreement shall be as follows:
The Likang Disinfectant
Shanghai Likang Disinfectant Hi-Tech Co.,Lte
476 Hutai Branch Road, Baoshan District, Shanghai (200436)

The Shareholder:
Honglin, Li
WuDa Industrial Park, Wuhai Inner Mongolia

Inner Mongolia Wuhai Chengtian chemical co.,Ltd.
WuDa Industrial Park, Wuhai Inner Mongolia

Any notice or statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other party at the address indicated above or at such other address that shall have been furnished in writing to the addressor.

9.5 Governing Law. This Agreement shall be construed, and the legal relations be the parties determined, in accordance with the laws of the State of Florida, thereby precluding any choice of law rules which may direct the applicable of the laws of any other jurisdiction.

9.6 Publicity. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance thereof by the other party except as required to stay in compliance with the Linkwell Corporation reporting obligations under the Securities Exchange Act of 1934.

9.7 Entire Agreement. This Agreement and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the purchase and issuance of the Biological Shares and the Linkwell Shares and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

9.8 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

9.9 Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

9.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

Linkwell Corporation
By: /s/ Xuelian Bian
Name: Xuelian Bian
Its: Chairman

Linkwell Tech Group, Inc.
By: /s/ Wei Guan
Name: Wei Guan
Its: Director

Shanghai Likang Disinfectant High-Tech Company, Ltd.
By: /s/ Wensheng Sun
Name: Wensheng Sun
Its: Chief Oprating Officer

Shareholder
By: /s/ Honlin Li
Name: Honglin Li

Inner Mongolia Wuhai Chengtian chemical co.,Ltd.

By: /s/ Honglin Li
Name: Honglin Li
Its: President